EXHIBIT 16

June 24, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Flushing Savings Bank, FSB 401(k) Savings Plan in RSI Retirement Trust (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Plan’s Form 8-K report dated June 21, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York